Exhibit 99.1

Beach First National Bancshares, Inc.
News Release
Contact:      Walt Standish, President and Chief Executive Officer (843.916.7813)
                      Dick Burch, Senior Vice President and Chief Financial Officer (843.916.7806)

FOR IMMEDIATE RELEASE

Earnings Growth Continues Rapid Pace at Beach First
                                                                                          109% Growth Reported

Myrtle Beach, SC, October 18, 2005 – Beach First National Bancshares, Inc. (NASDAQ: BFNB) today announced that its third quarter earnings increased 109% over figures reported for 2004.

Net income for the quarter ended September 30, 2005, increased 157.3%, totaling $987,551, or $0.30 per diluted share, when compared to the $383,777, or $0.18 per diluted share reported for the same period a year ago. As of September 30, 2005, total assets were $341.8 million, which represents an increase of 50.7% compared to September 30, 2004. Total deposits grew to $267.1 million, an increase of 41.9% from September 30, 2004. Total loans grew to $280.6 million, a 61.3% increase compared to September 30, 2004.

Net income for the nine months ended September 30, 2005, increased $1,110,643, totaling $2,132,652 or $0.83 per diluted share, an increase of 108.7% when compared to the $1,022,009, or $0.49 per diluted share reported for the nine months ended September 30, 2004.

Return on average shareholders’ equity was 10.81% for the nine months ended September 30, 2005, (annualized), compared to 8.74% for the same period in 2004. The net interest margin improved to 4.65% at September 30, 2005, compared to 4.36% at September 30, 2004. Book value per share stood at $12.06 per share at September 30, 2005, compared to $8.00 per share at September 30, 2004.

Walt Standish, president and chief executive officer, said, “Beach First’s third quarter performance can be attributed to double digit growth in all areas of the balance sheet, fueled by our ability to meet strong loan demand and by growth of consumer deposits as we have promoted competitive rates. During the third quarter, we continued to make progress on our new headquarters at the corner of 38th Avenue North and Grissom Parkway in Myrtle Beach and expect to occupy the new building in the summer of 2006.”

Beach First National Bancshares, Inc. is the parent of Beach First National Bank, a $342.0 million financial institution headquartered in Myrtle Beach, South Carolina. Beach First operates six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services, including NetTeller internet banking. The company’s stock trades on the NASDAQ National Market under the symbol BFNB and the website is beachfirst.com.

(M O R E)

Earnings Growth Continues Rapid Pace at Beach First                                                                                                                              P. 2

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	September 30,		December 31,
	2005	2004	2004
	(unaudited)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$5,156,506	$3,678,206	$4,824,176
Federal funds sold and short term investments	607,305	4,209,000	463,069
Investment securities available for sale	45,392,922	36,386,786	36,202,370
Loans, net	276,693,072	171,898,625	189,059,926
Federal Reserve Bank stock	534,000	309,000	309,000
Federal Home Loan Bank stock	1,448,900	925,000	1,070,200
Premises and equipment, net	5,112,738	4,512,169	4,681,812
Cash value life insurance	3,271,008	3,192,355	3,230,950
Investment in BFNB Trusts	310,000	155,000	--
Other assets	3,290,746	1,618,244	2,249,842

Total assets	$341,817,197	$226,884,385	$242,091,345

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Noninterest bearing deposits	$34,066,310	$29,164,845	$32,540,139
Interest bearing deposits	233,029,902	158,997,990	170,628,819

Total deposits	267,096,212	188,162,835	203,168,958
Other borrowings	24,580,000	16,500,000	16,500,000
Junior subordinated debentures	10,310,000	5,155,000	5,155,000
Other liabilities	1,626,547	969,205	934,425

Total liabilities	303,612,759	210,787,040	225,758,383

SHAREHOLDERS' EQUITY:
Common stock, $1 par value; 10,000,000 shares authorized;
shares issued and outstanding - 3,168,458 at September 30,
2005, 2,013,008 at September 30, 2004 and 2,013,508 at
December 31, 2004	3,168,458	2,013,008	2,013,508
Paid-in capital	30,277,536	11,332,816	11,335,982
Retained earnings	5,286,591	2,740,025	3,153,939
Accumulated other comprehensive income (loss)	(528,147)	11,496	(170,467)

Total shareholders' equity	38,204,438	16,097,345	16,332,962

Total liabilities and shareholders' equity	$341,817,197	$226,884,385	$242,091,345

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Operations
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
INTEREST INCOME
Interest and fees on loans	$13,143,631	$7,335,800	$5,178,211	$2,739,856
Investment securities	1,326,583	700,841	485,766	314,411
Fed funds sold and short term investments	110,684	75,265	43,606	46,350
Dividends on long-term investments	10,748	2,240	4,535	1,656

Total interest income	14,591,646	8,114,146	5,712,118	3,102,273

INTEREST EXPENSE
Deposits	3,991,768	1,917,648	1,549,433	774,286
Short-term borrowings	428,115	283,057	152,914	100,776
Long-term borrowings-junior subordinated debt	362,427	75,255	152,913	55,819

Total interest expense	4,782,310	2,275,960	1,855,260	930,881
Net interest income	9,809,336	5,838,186	3,856,858	2,171,392

PROVISION FOR POSSIBLE LOAN
LOSSES	1,643,000	838,000	544,000	330,000

Net interest income after provision
for possible loan losses	8,166,336	5,000,186	3,312,858	1,841,392

NONINTEREST INCOME
Service fees on deposit accounts	407,166	392,118	124,897	128,181
Gain on sale of loan	14,610	--	--	--
Gain (loss) on sale of investment securities	(3,935)	37,395	(13,600)	37,400
Income from cash value life insurance	68,371	121,158	21,472	40,386
Mortgage loan referral fees	180,541	100,974	74,224	41,424
Other income	157,166	117,992	61,778	47,694

Total noninterest income	823,919	769,637	268,771	295,085

NONINTEREST EXPENSES
Salaries and wages	2,634,429	1,840,553	982,170	671,425
Employee benefits	491,417	360,631	166,455	123,162
Supplies and printing	75,487	63,738	25,964	27,165
Advertising and public relations	215,279	188,719	78,334	72,655
Professional fees	225,388	148,133	76,618	55,200
Depreciation and amortization	398,350	328,041	138,976	110,918
Occupancy	545,179	348,179	183,313	137,571
Data processing fees	335,706	261,595	115,494	93,501
Other operating expenses	735,046	596,892	274,362	232,093

Total noninterest expenses	5,656,281	4,136,481	2,041,686	1,523,690

Income before income taxes	3,333,974	1,633,342	1,539,943	612,787

INCOME TAX EXPENSE	1,201,322	611,333	552,392	229,010

Net income	$2,132,652	$1,022,009	$987,551	$383,777

BASIC NET INCOME PER COMMON SHARE	$.86	$.51	$.31	$.19

DILUTED NET INCOME PER COMMON SHARE	$.83	$.49	$.30	$.18

Weighted average common shares outstanding:
Basic	2,476,052	2,013,008	3,168,458	2,013,008
Diluted	2,563,420	2,083,144	3,255,826	2,083,144

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina

(Unaudited)
(In thousands)

Asset Quality Ratios and Other Data	September 30,	September 30,	December 31,
	2005	2004	2004

Total nonperforming loans	$1,010	$805	$78
Allowance for loan losses	3,901	2,089	2,422
Nonperforming loans as a percent of total loans	0.36%	0.46%	0.04%
Nonperforming assets, past due and restructured loans
to total assets	0.32%	0.35%	0.03%
Net charge-offs to average total loans	0.07%	0.34%	0.43%
Allowance for loan losses to total loans	1.39%	1.20%	1.26%
Allowance for loan losses to nonperforming loans	386.24%	259.50%	3,105.13%

	For the nine months
	Ended September 30,
	2005	2004

Interest rate spread	4.21%	4.06%
Net interest margin	4.65%	4.36%